DISTRIBUTION CONTRACT

THIS AGREEMENT, dated this 23rd day of January 1997, is a continuation of Agreements initially adopted in 1983 (with the exception of Composite Northwest Fund, Inc. which adopted the Plan in 1987), by and between individual funds within the Composite Group of Funds (corporations duly incorporated and existing under the laws of the State of Washington), and MURPHEY FAVRE, INC., doing business at Seattle, Washington, herein sometimes referred to as the "DISTRIBUTOR." This Agreement is by and between the Composite Group of Funds and the Distributor.

RECITALS

WHEREAS, the Composite Group of Funds ("Composite") is a family of funds registered as open-end, management investment companies under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the Composite Group of Funds and the Distributor desire to enter into an agreement that sets forth standard terms and conditions for distribution services for the individual funds, as noted on the signatory page, and in accordance with the schedule of fees attached as Exhibit A;

WHEREAS, the payments contemplated herein intend to result in the sale of Composite shares of common stock with the allocation of certain charges and expenses in paragraph 6 hereof and the reimbursement of expenses incurred by the Distributor as agent for Composite for advertisement, promotional material, sales literature and printing and mailing of prospectuses to other than current Composite shareholders;

WHEREAS, such payments may be considered the financing of activities intended to result in the sale of Composite shares;

WHEREAS, this Agreement is intended to be a "written plan" of the reimbursement type for Class A shares and of the compensation type for Class B shares as contemplated by Rule 12b-1 promulgated pursuant to the provisions of the 1940 Act;

NOW,  THEREFORE,  in  consideration of the mutual covenants herein contained and
other  good  and   valuable   consideration   the  receipt   whereof  is  hereby
acknowledged, the parties hereto agree as follows:

     1. APPOINTMENT. Composite hereby appoints Murphey Favre as the Distributor for the funds for the period and on terms set forth in this Agreement. The Distributor accepts such appointment and agrees to render the services herein set forth, for the payments herein provided (including reimbursement of expenses).

     2. DELIVERY OF DOCUMENTS. Composite has furnished the Distributor with copies of:

          (a) Articles of Incorporation and all amendments thereto for each fund;
          (b)  Bylaws and all amendments thereto for each fund;
          (c) Each fund's most recent prospectus and recent registration statement.

From time to time, each fund will furnish the Distributor properly certified or authenticated copies of all amendments or supplements to the foregoing, if any, and all documents, notices and reports filed with the Securities and Exchange Commission (the "SEC").

     3. DUTIES OF THE DISTRIBUTOR. The Distributor shall provide each fund with the benefit of its best judgment, efforts and facilities in rendering its services as Distributor. The Distributor will act as the exclusive Distributor, subject to the supervision of each fund's board of directors and the following understandings: (i) directors shall be responsible for and control the conduct of each fund's affairs; (ii) in all matters relating to the performance of this Agreement, the Distributor will act in conformity with the Articles of Incorporation, Bylaws and Prospectus of each fund and with the instructions and directions of each fund's board of directors and will conform to and comply with the requirements of the 1940 Act and all other applicable federal or state laws and regulations. In carrying out its obligations hereunder, the Distributor shall:

          (a) provide to each fund's board of directors, at least quarterly, a written report of the amounts expended in connection with all distribution services rendered pursuant to this Agreement, including an explanation of the purposes for which such expenditures were made; and

          (b) take, on behalf of each fund, all actions which appear to be necessary to carry into effect the distribution of each fund's shares as provided in paragraph 4.

     4. DISTRIBUTION OF SHARES. It is mutually understood and agreed that the Distributor does not undertake to sell all or any specific portion of the shares of common stock of any of the funds. A fund shall not sell any shares of its common stock except through the Distributor. Notwithstanding the provisions of the foregoing sentence:

          (a) A fund may issue its shares at their net asset value to any shareholder of the fund purchasing such shares with dividends or other cash distributions received from the fund pursuant to any special or continuing offer made to shareholders;

          (b) the Distributor may, and when requested by a fund, shall, suspend its efforts to effectuate sales of the shares of common stock of a fund at any time when in the opinion of the Distributor or of the fund no sales should be made because of market or other economic considerations or abnormal circumstances of any kind and may in its sole discretion reject orders for the purchase of a fund's shares;

          (c)  a fund may  withdraw  the  offering of its shares of common stock
               (i) at any time with the consent of the Distributor or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction; and

          (d) the price at which the shares may be sold (the "offering price") shall be the net asset value per share, plus a sales charge which shall be determined in the manner established from time to time by a fund's Distributor and set forth in a fund's then current prospectus.

     5. COMPENSATION FOR SERVICING SHAREHOLDER ACCOUNTS. Composite acknowledges that the Distributor may compensate its investment representatives for opening accounts, processing investors' purchase and redemption orders, responding to inquiries from fund shareholders concerning the status of their accounts and the operations of a fund, and communicating with a fund and its transfer agent on behalf of fund shareholders in such manner and amount as the Distributor may deem appropriate.

     6. EXPENSES. The expenses connected with distribution shall be allocable between the funds and the Distributor as follows:

          (a)  the  Distributor  shall  furnish the services of personnel to the
               extent  that  such   services  are  required  to  carry  out  its
               obligations under this Agreement.

          (b) Composite agrees that each fund assumes and shall pay or cause to be paid the following expenses incurred on its behalf: registration of common stock (except the initial registration) including the expense of printing and distributing prospectuses; expenses incurred for corporate services; taxes and expenses related to portfolio transactions; charges and expenses of any registrar, custodian or depository for portfolio securities and other property, and any stock transfer, dividend or account agent or agents; brokers' commissions chargeable in connection with portfolio securities transactions; all taxes, including securities issuance and transfer taxes, and corporate fees payable to federal, state or other governmental agencies; the costs and expenses of engraving or printing of stock certificates representing shares of a fund; costs and expenses in connection with the registration and maintenance of registration of a fund and its shares with the SEC and various states and other jurisdictions (including filing fees, legal fees and disbursements of counsel); expenses of shareholders' and directors' meetings and of preparing, printing, and mailing of proxy statements and reports to shareholders; fees and travel expenses of "disinterested" directors; expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares or in cash; charges and expenses of any outside service used for pricing of a fund's shares; fees and expenses of legal counsel and of independent accountants; membership dues of industry associations; postage (excluding postage for promotional and sales literature); insurance premiums on property of personnel (including, but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of a fund's operation unless otherwise explicitly provided herein.

          (c) With respect to Class A shares, the Distributor shall request reimbursement for distribution expenses not otherwise described above, including, without limitation, the direct cost of advertising, marketing, selling, and distributing shares of common stock of each fund; printing and mailing prospectuses to other than current shareholders; the cost of preparation, printing, and mailing of promotional and sales literature; and compensation paid to registered representatives of the
               Distributor, affiliates of the Manager or other dealers. Reimbursement for these distribution expenses will be subject to the provisions of Rule 12b-1 and will not exceed an annual rate of a fund's average daily net assets attributable to Class A shares as set forth in Exhibit A. Such expenditures will be reviewed at least quarterly by the board of directors. In addition, the Distributor and its affiliates or the Manager and its affiliates may pay additional expenses of any type or nature which are reported to and deemed by the directors to be appropriate for reimbursement within the provisions of this paragraph.

          (d) With respect to Class B shares, the Distributor shall be compensated with a distribution fee equal to an annual rate of .75 of 1% of a fund's average net assets attributable to Class B shares and a service fee at an annual rate of .25 of 1% of such assets. Proceeds from any contingent deferred sales charges are paid to the Distributor.

          (e) The distributor will furnish the board of directors statements of distribution revenues and expenditures at least quarterly with respect to each class of shares. Only distribution expenses properly attributable to Class A shares will be used to support the reimbursement charged to Class A shareholders.

          (f) Each fund will record all payments made under the Plan as expenses in the calculation of its net investment income. The amount of distribution expenses incurred by the Distributor that may be paid pursuant to the Plan in future periods will not be incurred as a liability, unless the standards for accrual of a liability under generally accepted accounting principles have been satisfied. Such distribution expenses will be recorded as an expense in future periods as they are paid by a fund.

          (g) For purposes of Section 6 of this Distribution Contract, the Distributor shall not be responsible for the payment of distribution expenses that are subject to reimbursement, as the Distributor has acted solely as the agent of Composite or of a specific fund in connection therewith.

     7. EXPENSE LIMITATION. In the event the operating expenses of any fund, for any fiscal year exceed the expense limitations imposed by the securities laws or regulations thereunder of any state in which that fund's shares are qualified for sale, as such limitations may be raised or lowered from time to time, the Distributor will reimburse that fund for annual operating expenses in excess of any expense limitation that may be applicable; provided, however, there shall be excluded from such expenses the amount of all distribution costs as well as any interest, taxes, brokerage commissions, and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Fund.

     8. NON-EXCLUSIVITY. The services of the Distributor are not exclusive and the Distributor shall be entitled to render distribution or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers of the Distributor may serve as officers or directors of Composite, and that officers or directors of Composite may serve as officers of the Distributor to the extent permitted by law; and that officers of the Distributor are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or corporation, including other investment companies.

     9. TERM AND APPROVAL. This Agreement shall become effective upon execution and shall continue in force and effect from year to year, provided that such continuance is specifically approved at least annually:

          (a) by Composite's board of directors or (ii) by the vote of a majority of the outstanding voting securities of any fund (as defined in Section 2{1}{42} of the 1940 Act), and

          (b) the affirmative vote of a majority of the directors who are not parties to this Agreement or interested persons of any such party or have no direct or indirect financial interest in the operation of this Agreement or any agreement related to this Agreement, by votes cast in person at a meeting specifically called for the purpose of voting on such approval.

     10. TERMINATION. This Agreement may be terminated at any time, without the payment of any penalty, by vote of Composite's board of directors, by a vote of a majority of the members of the board of directors of Composite who are not interested persons of any fund and have no direct or indirect financial interest in the operation of this Agreement or in agreement related to this Agreement, or by a vote of a majority of any fund's outstanding voting securities (as defined in
          Section 2{a}{42} of the 1940 Act), or by the Distributor on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by either party. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section {a}{4} of the 1940 Act.

     11.  AMENDMENTS.

          (a) This Agreement may be amended by the parties hereto only if such amendment is specifically approved (i) by the board of directors of Composite or by the vote of majority of outstanding voting securities of any fund, and (ii) by a majority of those directors who are not parties to this Agreement or disinterested persons of any such party, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that if any such amendment is "material" as such word is used in Rule 12b-1 under the 1940 Act, such amendment shall be approved in the manner prescribed in paragraph 10 for the annual approval of the continuation of the Agreement.

          (b) In the event that this Agreement is proposed to be amended to increase materially the amount to be spent for distribution, such amendment will not be effected without shareholder approval.

     12. LIABILITY OF THE DISTRIBUTOR. In the performance of its duties hereunder, the Distributor shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but the Distributor shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of the Distributor or reckless disregard by the Distributor of its duties under this Agreement provided that the Distributor shall be responsible for its own negligent failure to perform its duties under this Agreement.

     13. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of Composite shall be 601 West Main Avenue, Spokane, WA 99201, and the address of the Distributor shall be 1201 Third Avenue, Seattle, WA 98101.

     14. QUESTIONS OF INTERPRETATION. This Agreement shall be implemented and continued in a manner consistent with the provisions of the 1940 Act and to interpretations thereof, if any, of the United States Courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

FUNDS BOUND BY THIS AGREEMENT                COMPOSITE GROUP OF FUNDS

Composite Bond & Stock Fund, Inc.            By/s/---------------------
Composite Equity Series, Inc.                     William G. Papesh
Composite Northwest Fund, Inc.                    President
Composite U.S. Government Securities, Inc.
Composite Income Fund, Inc.
Composite Tax-Exempt Bond Fund, Inc.
Composite Cash Management Company

ATTEST:/s/------------------------------
            John T. West
            Secretary                             MURPHEY FAVRE, INC.

                                                  By/s/-------------------------
                                                    Douglas D. Springer
                                                    President

ATTEST:/s/-------------------------------
          Suzanne M. Krahling
          Secretary